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                           LETTERHEAD OF HACH COMPANY





                               September 11, 1995



VIA FACSIMILE AND MAIL
----------------------

Mr. Daniel J. Terra
Lawter International, Inc.
990 Skokie Boulevard
Northbrook, IL  60062

Dear Dan:

     Your letter of August 29th has been reviewed, and discussed at length with our Board. At a special meeting called today we have voted to respectfully decline your offer of $21.00 per share for the balance of Hach you do not own.

     After careful consideration, Hach's Board of Directors has concluded Hach is not for sale. We believe that the interests of the Company's shareholders, employees and customers will be best served by the Company remaining independent and pursuing its long term strategy for growth.

     We respect Lawter as a very fine, well managed company. But I am sure you can understand our decision to continue our present direction, at least for the foreseeable future.


                                   Sincerely,

                                   HACH COMPANY



                                   By:/s/ Kathryn Hach-Darrow
                                      ------------------------------
                                      Kathryn Hach-Darrow
                                      Chairman of the Board
                                      and Chief Executive Officer


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